                                                                  Exhibit 10.1


                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                            PRIME HOSPITALITY CORP.,

                                   as Seller,

                                       and

                         EQUITY INNS PARTNERSHIP, L.P.,

                                  as Purchaser



                                 April __, 1998

                                TABLE OF CONTENTS

                                                                            Page


SECTION 1. DEFINITIONS.........................................................1

         1.1. Affiliate:.......................................................1
         1.2. Agreement........................................................1
         1.2A Alliance Agreement...............................................1
         1.3. Allocable Purchase Price.........................................2
         1.4. Assets...........................................................2
         1.5. Business Day.....................................................2
         1.6. Closing..........................................................2
         1.7. Closing Date.....................................................2
         1.8. Code.............................................................2
         1.9. Contracts........................................................2
         1.10. Counter-Offer...................................................2
         1.11. Defective Property..............................................2
         1.12. Deposit.........................................................2
         1.13. Documents.......................................................2
         1.14. Encumbrance.....................................................2
         1.15. Escrow Agent....................................................2
         1.16. Escrow Agreement................................................2
         1.17. FF&E............................................................2
         1.18. [Intentionally deleted.]........................................3
         1.19. [Intentionally deleted.]........................................3
         1.20. Hotel...........................................................3
         1.21. Improvements....................................................3
         1.22. Intangible Property.............................................3
         1.23. Inventory.......................................................3
         1.24. Lease...........................................................3
         1.25. LP Agreement....................................................4
         1.26. [Intentionally deleted.]........................................4
         1.27. [Intentionally deleted.]........................................4
         1.28. [Intentionally deleted.]........................................4
         1.29. [Intentionally deleted.]........................................4
         1.30. [Intentionally deleted.]........................................4
         1.31. [Intentionally deleted.]........................................4
         1.32. Permitted Encumbrances..........................................4
         1.33. Properties......................................................4
         1.34. Purchase Price..................................................4
         1.35. Purchaser.......................................................4
         1.36. Real Property...................................................4
         1.37. Registration Rights Agreement...................................5
         1.38. REIT............................................................5

                                      (i)
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         1.39. Review Period...................................................5
         1.40. Seller..........................................................5
         1.41. Seller Group....................................................5
         1.42. Seller's knowledge..............................................5
         1.43. Surveys.........................................................5
         1.44. Tenant..........................................................5
         1.45. Title Commitments...............................................5
         1.46. Title Company...................................................5

SECTION 2. PURCHASE AND SALE; DILIGENCE........................................5

         2.1. Purchase and Sale................................................5
         2.2. Deposit..........................................................5
         2.3. Diligence Inspections............................................6
         2.4. Casualty; Condemnation...........................................7
         2.5. Title Matters....................................................7
         2.6.  Survey Matters..................................................8
         2.7. [Intentionally Deleted.].........................................9
         2.8. Allocations; Radius Restrictions.................................9
         2.9. Outparcels.......................................................9

SECTION 3. CLOSING; PURCHASE PRICE............................................10

         3.1. Closing.........................................................10
         3.2. Purchase Price..................................................10

SECTION 4. CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE......................10

         4.1. Closing Documents...............................................10
         4.2. Condition of Properties.........................................11
         4.3. Title Policies..................................................12
         4.4. Opinions of Counsel.............................................12
         4.5. No PIP Requirement at Closing...................................12
         4.6. Representations.................................................12

SECTION 5. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.........................12

         5.1. Purchase Price..................................................12
         5.2. Closing Documents...............................................12
         5.3. Opinion of Counsel..............................................12
         5.4. Representations.................................................13
         5.5. Amendment to LP Agreement.......................................13

SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLER...........................13

         6.1. Status and Authority of Seller..................................13
         6.2. Action of Seller................................................13


                                      (ii)
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         6.3. No Violations of Agreements.....................................13
         6.4. Litigation......................................................13
         6.5. Existing Leases, Agreements, Etc................................13
         6.6. Utilities, Etc..................................................14
         6.7. Compliance With Law.............................................14
         6.8. Taxes...........................................................14
         6.9. Not A Foreign Person............................................14
         6.10. Hazardous Substances...........................................14
         6.11. Insurance......................................................15
         6.12. Ownership......................................................15

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER........................15

         7.1. Status and Authority of Purchaser...............................15
         7.2. Action of Purchaser.............................................16
         7.3. No Violations of Agreements.....................................16
         7.4. Litigation......................................................16
         7.5. [Intentionally deleted.]........................................16
         7.6. [Intentionally deleted.]........................................16
         7.7. [Intentionally deleted.]........................................16

SECTION 8. COVENANTS OF SELLER AND PURCHASER..................................16

         8.1. Covenants of Seller.............................................16
         8.2. Covenants of Purchaser..........................................17

SECTION 9. CLOSING COSTS AND PRORATIONS.......................................17

         9.1. Closing Costs...................................................17
         9.2. Income and Expense Allocations..................................17

SECTION 10. DEFAULT...........................................................18

         10.1. Default by Seller..............................................18
         10.2. Default by Purchaser...........................................19

SECTION 11. RIGHT OF FIRST OFFER; COMMITMENT TO SELL..........................19


SECTION 12. MISCELLANEOUS.....................................................19

         12.1. Agreement to Indemnify.........................................19
         12.2. Brokerage Commissions..........................................20
         12.3. Publicity......................................................20
         12.4. Notices........................................................20
         12.5. Waivers, Etc...................................................21
         12.6. Assignment; Successors and Assigns.............................21

                                     (iii)
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         12.7. Severability...................................................22
         12.8. Counterparts, Etc..............................................22
         12.9. Governing Law..................................................22
         12.10. Performance on Business Days..................................23
         12.11. Attorneys' Fees...............................................23
         12.12. Section and Other Headings....................................23
         12.13. No Oral Modifications.........................................23


         Exhibit A             -     The Properties
         Exhibits B-1-10       -     Legal Descriptions
         Exhibit C             -     Form of Lease
         Exhibit D             -     Exceptions to Seller Representations
                                     and Warranties
         Exhibit E             -     Schedule of Agreements



                                      (iv)
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                           PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT, dated as of April __, 1998, between PRIME HOSPITALITY CORP., a Delaware corporation ("Seller"), as seller, and EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("Purchaser"), as purchaser.

                                   WITNESSETH:

        WHEREAS, the Seller and the Purchaser entered into an alliance under the Purchase and Sale Agreement dated as of September 22, 1997, as amended and restated by Amended and Restated Purchase and Sale Agreement dated as of December 2, 1997 (the "Alliance Agreement"); and

         WHEREAS, Seller is the owner and holder of the Properties (as defined herein); and

         WHEREAS, Purchaser desires to purchase the Properties, as more fully set forth below; and

         WHEREAS, Seller is willing to sell the Properties to Purchaser, subject to and upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                  SECTION 1. DEFINITIONS.

         Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

                  1.1. Affiliate: The term "Affiliate" of an entity shall mean (a) an The term "Affiliate" of an entity shall mean (a) an entity that, directly or indirectly, controls or is controlled by or is under common control with such entity, (b) any other entity that owns, beneficially, directly or indirectly, more than fifty percent (50%) of the outstanding capital stock, shares or equity interests of such entity, or (c) any officer, director, employee, partner or trustee of such entity or any person or entity controlling, controlled by or under common control with such entity (excluding trustees and entities serving in similar capacities who are not otherwise an Affiliate of such entities).

                  1.2. "Agreement" shall mean this Purchase and Sale
Agreement, together with the Exhibits attached hereto or otherwise incorporated herein by reference, as it and they may be amended from time to time as herein provided.

                  1.2A "Alliance Agreement" shall have the meaning ascribed in the Recitals to this Agreement.

                  1.3. "Allocable Purchase Price" shall mean, with respect to any of the Properties, the applicable amount set forth on Exhibit A hereto, it being agreed that, prior to the expiration of the Review Period, Seller and Purchaser shall, on request of the other party, use good faith efforts to agree to a reasonable reallocation of such specified amounts.

                  1.4. "Assets" shall mean, with respect to any Hotel, collectively, all of the Real Property, the FF&E, the Contracts, the Documents, the Improvements and the Intangible Property owned by Seller in connection with or relating to such Hotel.

                  1.5. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized by law or executive action to close.

                  1.6. "Closing" shall have the meaning given such term in
Section 3.1.

                  1.7. "Closing Date" shall have the meaning given such term in
Section 3.1.

                  1.8. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

                  1.9. "Contracts" shall mean, with respect to any Property, all service contracts, equipment leases, booking agreements and other arrangements or agreements to which Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of such Property, to the extent Seller's interest therein is assignable or transferable.

                  1.10. "Counter-Offer" shall have the meaning given such term in Section 11.1.

                  1.11. "Defective Property" shall mean any Property which
(i) has been condemned in whole or in part, or (ii) by reason of damage by fire, vandalism, acts of God or other casualty or cause, has suffered damage such that expenditures equal to or greater than $500,000 (as such cost is determined by an architect or engineer selected by Seller and reasonably satisfactory to Purchaser) shall be required in order to restore such Property into substantially the same condition as existing prior to such damage.

                  1.12. "Deposit" shall have the meaning given such term in
Section 2.2.

                  1.13. "Documents" shall mean, with respect to any Property, all books, records and files relating to the leasing, maintenance, management or operation of such Property.

                  1.14. "Encumbrance" shall have the meaning given such term in
Section 11.3.

                  1.15. "Escrow Agent" shall mean the Title Company.

                  1.16. "Escrow Agreement" shall mean the escrow agreement to be entered into among Purchaser, Seller and Escrow Agent simultaneously herewith.

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                  1.17. "FF&E " shall mean, with respect to any Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by Seller and located in or at, or used exclusively in connection with the ownership, operation or maintenance of such Property.

                  1.18. [Intentionally deleted.]

                  1.19. [Intentionally deleted.]

                  1.20. "Hotel" shall mean each hotel located at the properties identified on Exhibit A, the legal descriptions of which are set forth on Exhibits B-1 through B-10.

                  1.21. "Improvements" shall mean, with respect to any Property, all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property.

                  1.22. "Intangible Property" shall mean, with respect to any Property, all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, the Contracts, telephone exchange numbers identified with such Property held by Seller and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to such Property held by Seller, except (a) to the extent held by or transferred to the Tenant under the Lease and (b) for all trademarks, trade names, copyrights, patents or technical processes, including, without limitation, any "AmeriSuites" brand name, logos and designs, owned or used by Seller with respect to such Property.

                  1.23. "Inventory " shall mean all inventory located at the Hotels, including, without limitation, all mattresses, pillows, bed linens, towels, powder goods, soaps, cleaning supplies and such other supplies, together with any food inventory such as cereal, breakfast rolls, coffee, which shall be more particularly described in the schedule of Inventory approved by Purchaser and delivered at Closing by Seller, and which shall be at a minimum in amounts sufficient to comply with the requirements of the applicable franchise agreement.

                  1.24. "Lease" shall mean, collectively, all of the leases to be entered into between Purchaser, as landlord, and the Tenant, as tenant, with respect to each of the Properties, each substantially in the form attached as Exhibit C to the Alliance Agreement, with rent and other economic terms to be reasonably calculated for each Hotel by the Purchaser (which shall be based on a 2.5% "leakage" on stabilized gross revenues as under the Alliance Agreement), and written notice thereof issued to the Seller prior to expiration of the Review Period, together with a letter agreement confirming that the Hotels, together with the ten existing hotels leased by the Purchaser to the Tenant, collectively constitute a "Cross Default Pool" under the Leases, except that the form of lease shall be amended to provide that (a) all income from telecommunication leases shall be payable to the Purchaser, (b) the lessee shall have the option, in lieu of the requirement that the lessee maintain a minimum capitalization, to maintain with lessor a security deposit in the form of a letter of credit or cash, equal to or in excess of twenty percent of the aggregate estimated rent for the current lease year (as specified in the annual budget for such lease year) under all leases between lessor and its affiliates and lessee and its affiliates (any such letter of credit shall be in form and substance reasonably satisfactory to lessor and shall allow draws upon lessor certifying that either (a) the letter of credit is within 30 days of expiration or (b) the lessor has obtained a final judgment against lessee for damages in the amount of such draw), and (c) the performance standards shall not apply in years in which 50% of guest rooms are out of service each for a period in excess of 4 weeks solely as a result of (I) major renovations initiated by lessor or (ii) lessor failing to make capital expenditures which lessor agreed to make in accordance with a capital expenditure budget.

                  1.25. "LP Agreement" shall have the meaning given such term in Section 3.2.

                  1.26. [Intentionally deleted.]

                  1.27. [Intentionally deleted.]

                  1.28. [Intentionally deleted.]

                  1.29. [Intentionally deleted.]

                  1.30. [Intentionally deleted.]

                  1.31. [Intentionally deleted.]

                  1.32. "Permitted Encumbrances" shall mean, with respect to any Property, (a) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent or as to which adequate reserves are provided therefor; (b) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect the use of such Property as a hotel as currently operated and constructed; (c) such other nonmonetary encumbrances as do not, in Purchaser's reasonable opinion, impair marketability and do not materially interfere with the use of such Property as a functioning hotel as currently operated and constructed; (d) such other nonmonetary encumbrances with respect to such Property which are not objected to by Purchaser in accordance with Sections 2.5 and 2.6; and (e) such exceptions or matters, as the case may be, otherwise accepted by Purchaser pursuant to Sections 2.5 and/or 2.6.

                  1.33. "Properties" shall mean all of the Assets relating to the properties identified on Exhibit A, the legal descriptions of which are set forth in Exhibits B-1 through B-10.

                  1.34. "Purchase Price" shall have the meaning given such term in Section 3.2.

                  1.35. "Purchaser" shall have the meaning given such term in the preamble to this Agreement.

                  1.36. "Real Property" shall mean the real property described in the applicable Exhibit B-1 through B-10, together with all easements, rights of way, privileges, licenses and appurtenances which Seller may now own with respect thereto.

                  1.37. "Registration Rights Agreement" shall mean that certain Redemption and Registration Rights Agreement, substantially in the form of Exhibit F to the Alliance Agreement, to be entered into by Purchaser, the REIT, the general partner of Purchaser and Seller, as of the Closing Date.

                  1.38. "REIT" shall have the meaning given such term in Section 3.2.

                  1.39. "Review Period" shall mean the period commencing on the date of this Agreement and expiring at 5 p.m., Eastern Time, on May 29, 1998.

                  1.40. "Seller" shall have the meaning given such term in the preamble to this Agreement.

                  1.41. "Seller Group shall mean Seller and any Affiliate of Seller that is a parent or direct or indirect wholly-owned subsidiary of Seller.

                  1.42. "Seller's knowledge" shall mean the actual knowledge of Joseph Bernadino, Linda K. Rush, John M. Elwood, David Simon and Richard Szymanski.

                  1.43. "Surveys" shall have the meaning given such term in
Section 2.5.

                  1.44. "Tenant" shall mean Caldwell Holding Corp.

                  1.45. "Title Commitments" shall have the meaning given such term in Section 2.5.

                  1.46. "Title Company" shall mean Chicago Title Insurance Company or such other title insurance company or companies as shall have been reasonably approved by Purchaser and Seller.

                  SECTION 2. PURCHASE AND SALE; DILIGENCE.

                  2.1. Purchase and Sale. In consideration of the mutual covenants herein contained, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, all of Seller's right, title and interest in and to the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

                  2.2. Deposit. Purchaser shall deposit the sum of $4,700,000 (the "Deposit") with the Escrow Agent, which amount shall be payable as follows: (i) $250,000 within three Business Days after execution and delivery of this Agreement, and (ii) $4,450,000 within three Business Days after expiration of the Review Period. The Deposit shall be held in an interest-bearing account pursuant to the terms of the Escrow Agreement, which agreement shall be duly executed and delivered by the parties hereto simultaneously herewith. If this Agreement shall terminate with respect to all of the Properties pursuant to Section 2.3 or 10.1, the Deposit, together with all interest accrued thereon, shall be returned to Purchaser. If this Agreement shall terminate pursuant to Section 10.2, the Deposit, together with all interest accrued thereon, shall be paid to Seller. If the Closing shall occur, the Deposit shall be credited toward the Purchase Price, pursuant to Section 3.2, and the interest earned on the Deposit shall be paid to Purchaser.

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
                  2.3. Diligence Inspections. (a) During the Review Period, Seller shall permit Purchaser and its representatives to inspect the Properties and the Improvements (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems therein), to perform due diligence, soil analysis and environmental investigations, to examine the books of account and records of Seller with respect to the Properties, including, without limitation, all leases and agreements affecting the Properties, and make copies thereof, at such reasonable times as Purchaser or its representatives may request by notice to Seller. Seller shall, in connection with Purchaser's due diligence, provide Purchaser with copies, to the extent available, of the form of franchise guidelines and franchise agreement for "AmeriSuites," which form of franchise agreement shall be substantially similar to (i) the form which Tenant shall enter into in connection with the Closing and (ii) (subject to any changes made by franchisor to such form on a non-discriminatory basis) the form to be employed with respect to any First Offer Hotels and Option Hotels. To the extent that, in connection with such investigation, Purchaser, its agents, representatives or contractors, damages or disturbs any of the Real Property or the Improvements located thereon, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Neither Purchaser nor any of its agents, representatives or contractors shall have any right whatsoever to alter the condition of the Property or any portion thereof without the prior written consent of Seller. In no event shall any such inspection include any drilling into or under the surface of the Property, soil sampling, water sampling or similar activities commonly known as a "Phase II environmental study" without the prior written consent of Seller (but shall include such inspections customarily performed during a "Phase I environmental study"). In the event that the transactions contemplated by this Agreement are not closed and consummated for any reason, Purchaser shall, on request by Seller, deliver to Seller all tests, reports and inspections of the Property made and conducted by Purchaser or for its benefit or any other documents or information (including title commitments, UCC financing statement search reports, title documents, surveys, zoning reports, environmental audits, structural engineering reports, appraisals and the like), which Purchaser has received pursuant to this Agreement; provided, however, that Seller shall reimburse Purchaser's out-of-pocket expenses for any of the foregoing materials (other than materials delivered by Seller or its agents or representatives to Purchaser) which it requests that Purchaser so deliver. Purchaser shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur as a result of any act or omission of Purchaser or its representatives, agents or contractors in connection with such examinations and inspections, other than to the extent that any expense, loss or damage arises from any gross negligence or willful misconduct of Seller. The provisions of this Section 2.3 shall survive the termination of this Agreement and the Closing.

         (b) If Purchaser notifies Seller in writing that Purchaser elects to terminate this Agreement either prior to (i) 5 p.m. Eastern Daylight Savings Time, May 1, 1998 (for any reason or for no reason in the sole discretion of Purchaser), or (ii) the expiration of the Review Period as to all of the Hotels or, with respect to the Hotel located in Albuquerque, New Mexico only, 5 p.m., Eastern Daylight Savings Time, June 15, 1998 (for cause as a result of a reasonable objection or aggregate of objections relating to title, survey, zoning, compliance with law, environmental, engineering, the physical condition of any Property, capital leases or required capital repairs as to any Property), then this Agreement shall automatically terminate, the Deposit

(and all interest thereon) shall be returned to Purchaser, and, upon return of the Deposit (and all interest thereon), Purchaser and Seller shall have no further rights, liabilities or obligations hereunder (except those that expressly survive a termination of this Agreement).

                  2.4. Casualty; Condemnation. (a) If, prior to the Closing,
(i) any Property suffers a casualty or partial condemnation which would cause such Property to become a Defective Property and (ii) such Property is not, prior to the Closing, restored to a condition substantially the same as the condition thereof immediately prior to such casualty or condemnation, either Purchaser or Seller may, on notice to the other given prior to the Closing Date, terminate this Agreement with respect to such Defective Property, in which event Purchaser shall acquire all of the Properties other than such Defective Property, and the Purchase Price shall be reduced by the Allocable Purchase Price of such Defective Property. Promptly upon learning of the same, Seller covenants and agrees to provide Purchaser with prompt written notice of any casualty or condemnation affecting any Property.

                  (b) If, prior to the Closing, any Property shall be condemned in its entirety, this Agreement shall automatically terminate with respect to such Defective Property, in which event Purchaser shall acquire all of the Properties other than such Defective Property, and the Purchase Price shall be reduced by the Allocable Purchase Price of such Defective Property.

                  (c) If neither Purchaser nor Seller shall elect to terminate this Agreement with respect to a Defective Property pursuant to Paragraph (a) of this Section 2.4, Seller agrees (i) in the case of a casualty loss, to assign to Purchaser at Closing its rights to any insurance proceeds with respect to such loss, pay over to Purchaser any such proceeds already received and give Purchaser a credit against the Purchase Price in the amount of any deductible or uninsured loss, or (ii) in the case of a condemnation, to assign to Purchaser at Closing its rights to any compensation in connection with such condemnation and pay over to Purchaser any such compensation already received, and, in either such event, Purchaser shall acquire such Defective Property as provided herein.

                  (d) If any Property shall suffer a casualty loss which shall not render the Property a Defective Property, Seller shall assign to Purchaser at Closing its rights to any insurance proceeds with respect to such loss, pay over to Purchaser any such proceeds already received and give Purchaser a credit against the Purchase Price in the amount of any deductible or uninsured loss, and Purchaser shall acquire such Property as provided herein.

                  2.5. Title Matters. Prior to the date of this Agreement, Purchaser has ordered from the Title Company and directed the Title Company promptly to deliver to Purchaser a preliminary title commitment, having an effective date after the date of this Agreement, for an ALTA (or such other form reasonably approved by Purchaser) owner's policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments").

         As soon as reasonably practicable, but in no event later than the expiration of the Review Period, Purchaser shall give Seller notice of any title exceptions (other than Permitted Encumbrances) which adversely affect the present use or operation of any Property in any material respect and as to which Purchaser reasonably objects. If, for any reason, Seller is unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitments (provided, however, that (i) if such exceptions to title consist of mortgages, deeds of trust, mechanics' liens, tax liens, other liens or charges which are capable of computation as a fixed sum, Seller shall pay and discharge such exceptions at or prior to Closing from the cash proceeds of sale, or otherwise, or, with respect to tax liens, contest such liens in accordance with the provisions of the Lease, and (ii) if such exceptions to title may be removed at a cost to Seller of not more than $25,000 in the aggregate with respect to any single Property, and such removal may be reasonably effectuated by Seller no later than the Closing Date, Seller shall cause such exceptions to be removed), Seller shall give Purchaser notice thereof; it being understood and agreed that, provided that Purchaser shall have timely given notice of such objection to title, the failure of Seller to give such notice as to its inability or unwillingness to cause the removal of any exceptions shall be deemed an election by Seller to remedy such matters. If Seller shall be unable or unwilling to remove any such title defects to which Purchaser has reasonably objected, Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event, the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Properties and this Agreement shall be of no further force and effect with respect to the affected Properties or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof. Purchaser shall make any such election by written notice to Seller given on or prior to the fifth Business Day after Seller's notice of its unwillingness or inability to cure such defect, and time shall be of the essence with respect to the giving of such notice by Purchaser. Failure of Purchaser to give such notice shall be deemed an election by Purchaser to proceed in accordance with clause (ii) above, and such exception shall be a Permitted Encumbrance.

                  2.6. Survey Matters. Purchaser shall, promptly upon the execution hereof, arrange for the preparation of a survey with respect to each of the Properties (the "Surveys") by a licensed surveyor in the jurisdiction in which each such Property is located, which (i) contains an accurate legal description of the applicable Property, (ii) shows the location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain and (iv) is certified to Purchaser and the Title Company and such other persons as shall have been requested by Purchaser or Seller.

         As soon as reasonably practicable, but in no event later than the expiration of the Review Period, Purchaser shall give Seller notice of any matters shown thereon (other than Permitted Encumbrances) which adversely affect any such Property in any material respect and as to which Purchaser reasonably objects. If, for any reason, Seller is unwilling or unable to take such actions as may be required to remedy the objectionable matters, Seller shall give Purchaser prompt notice thereof. If Seller shall be unwilling or unable to remove any such survey defect to which Purchaser has reasonably objected, Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event, the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Properties and this Agreement shall terminate and be of no further force or effect with respect to the affected Properties or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. Purchaser shall make any such election by written notice to Seller given on or prior to the fifth Business Day after Seller's notice of its inability to cure such defect and time shall be of the essence with respect to the giving of such notice by Purchaser. Failure of Purchaser to give such notice shall be deemed an election by Purchaser to proceed in accordance with clause (ii) above and such matter shall be a Permitted Encumbrance.

                  2.7. [Intentionally Deleted.]

                  2.8. Allocations; Radius Restrictions. Seller and
Purchaser shall, during the Review Period, use good faith efforts to agree (i) to a reasonable allocation of the Purchase Price between the real property and personal property included in the Properties and (ii) to radius distances for non-compete restrictions with respect to each of the Properties, as set forth in
Section 7.2(f) of the Lease.

                  2.9. Outparcels. (a) The Seller is in the process of subdividing (the "Subdivision") the land upon which each of the BWI (Baltimore), Maryland and the Augusta, Georgia Hotels is located into two parcels, one containing the applicable hotel and all related improvements, landscaped areas and appurtenances (the "Hotel Parcel") and the other an adjacent unimproved parcel of land (the "Outparcel"). In the event the Subdivision is completed prior to the Closing, the Seller shall convey the Hotel Parcel to the Purchaser in accordance with this Agreement and retain ownership of the Outparcel. In the event the Subdivision is not completed prior to Closing, the Seller shall convey to Purchaser both the Hotel Parcel and the Outparcel at Closing in accordance with this Agreement, but the Purchaser, upon completion of the Subdivision, shall convey (the "Reconveyance") the Subdivision Parcel to the Seller by quitclaim deed (or its equivalent). The Seller shall provide the Purchaser with
(1) reasonable evidence that, upon the Subdivision and Reconveyance, the Hotel Parcel shall comply with all applicable zoning and subdivision laws and (2) any reasonable access, storm water detention and utility easements. The Purchaser shall reasonably cooperate with the Subdivision and the Reconveyance, but the Subdivision and Reconveyance are at the sole benefit of the Seller and the sole costs related thereto, including the cooperation of the Purchaser, shall be paid by Seller, and the Purchaser shall not be required to incur any expense or liability with respect thereto.

                  (b) The deeds conveying the Hotels located in BWI
(Baltimore), Maryland, Augusta, Georgia and Las Vegas, Nevada shall contain a restrictive covenant prohibiting the construction, operation or use of a hotel, motel or similar improvement or use on any adjacent Outparcel or property retained by Seller or its affiliate. The deed conveying the Hotel located in Las Vegas, Nevada shall contain (i) a reciprocal access and parking easement between the Hotel and the adjacent Seller retained outparcel in form and substance reasonably satisfactory to the Seller and the Purchaser, sufficient to comply with applicable zoning and special permit requirements and (ii) a covenant requiring any construction, operation or use of a restaurant on the 10,800 square feet site on the adjacent property retained by Seller or its affiliates first be consented to by the Purchaser, which consent shall not be unreasonably denied so long as such construction, operation and use does not adversely affect parking for such Hotel.

                  SECTION 3. CLOSING; PURCHASE PRICE.

                  3.1. Closing. The purchase and sale of the Properties shall be consummated at a closing (the "Closing") to be held at the offices of Hunton & Williams, 200 Park Avenue, 43rd Floor, New York, New York 10166-0136, or at such other location as Seller and Purchaser may agree, at 10:00 a.m. local time, on a date chosen by Purchaser with reasonable notice to Seller prior to June 30, 1998 (the "Closing Date").

                  3.2. Purchase Price. (a) At the Closing, Purchaser shall pay to Seller for the Properties a purchase price (the "Purchase Price") in the amount of One Hundred One Million Three Hundred Sixteen Thousand Six Hundred Thirty-Three ($101,316,633) Dollars (subject to customary prorations and adjustments), except that Purchaser shall receive a credit against the Purchase Price in the amount of the Deposit.

                  (a) [Intentionally deleted.]

                  (b) The Purchase Price shall be payable by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by Seller prior to the Closing, subject to the terms of paragraph
(c) of this Section 3.2.

                  (c) [Intentionally deleted.]

                  (d) [Intentionally deleted.]

                  (e) [Intentionally deleted.]

                  (f) [Intentionally deleted.]

                  SECTION 4. CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

         The obligation of Purchaser to acquire the Properties on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date, which Seller covenants to use commercially reasonable efforts to fulfill:

                  4.1. Closing Documents. Seller shall have delivered to
Purchaser:

                  (a) Good and sufficient special warranty deeds, with legal descriptions based on the deeds by which Seller received title to the Properties, and quitclaim deeds with legal descriptions based on the Surveys, if the Surveys indicate any differing legal descriptions, all in forms as shall be customary in the various jurisdictions in which the Properties are located, with respect to all of the Properties, in proper statutory form for recording, duly executed and acknowledged by Seller, conveying fee simple title to the applicable Properties, free from all liens and encumbrances other than the Permitted Encumbrances;

                  (b) A bill of sale and assignment agreement, in form and substance reasonably satisfactory to Seller and Purchaser, duly executed and acknowledged by Seller, with respect to all of Seller's right, title and interest in, to and under the FF&E, the Documents and the Intangible Property with respect to the Properties;

                  (c) A bill of sale and assignment agreement, in form and substance reasonably satisfactory to Seller, Purchaser and Tenant, duly executed and acknowledged by Seller, to Tenant, with respect to all of Seller's right, title and interest in, to and under the Inventory and the Contracts, with respect to the Properties;

                  (d) Duly executed and acknowledged memoranda of lease, setting forth the material terms of each Lease, in form and substance reasonably satisfactory to Seller and Purchaser;

                  (e) Duly executed transfer tax forms, as required by applicable law;

                  (f) Duly executed environmental disclosure forms, as and to the extent required by applicable law;

                  (g) To the extent the same are in Seller's possession, original, fully executed copies of all Contracts pertaining to the Properties;

                  (h) A duly executed copy of the Lease and all other documents and sums required to be delivered by Seller and/or the Tenant pursuant thereto;

                  (i) A duly executed copy of the franchise agreement between the Tenant and the franchisor with respect to each of the Properties;

                  (j) A duly executed copy of the Registration Rights Agreement;

                  (k) Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to Seller and the Tenant;

                  (l) an affidavit of Seller in accordance with Section
1445 of the Code and such documentation as shall be required to comply with the reporting requirements of Section 1099-S of the Code; and

                  (m) Such other conveyance documents, certificates, deeds, and other instruments as may be required by this Agreement or as Purchaser or the Title Company may reasonably require to effectuate the transactions contemplated hereunder.

                  4.2. Condition of Properties. (a) All of the Properties and all Improvements located thereon shall, except as otherwise provided in
Section 2.3, be in substantially the same physical condition as on the date of this Agreement, ordinary wear and tear excepted;

                  (b) No material default or event which with the giving of notice and/or lapse of time could constitute a material default shall have occurred and be continuing under any material agreement benefiting or affecting the Properties in any material respect;

                  (c) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the Properties which would render any Property a Defective Property; and

                  (d) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Properties shall be in full force and effect in all material respects.

                  4.3. Title Policies. The Title Company shall be prepared, subject only to payment of the applicable premium, endorsement and related fees and delivery of all conveyance documents in recordable form, to issue title insurance policies to Purchaser, in accordance with Section 2.5, together with such affirmative coverages as Purchaser may reasonably require and shall have been determined by the Title Company as available prior to the expiration of the Review Period.

                  4.4. Opinions of Counsel. Purchaser shall have received a written opinion from counsel to Seller, in form and substance reasonably satisfactory to Purchaser and Seller's counsel, regarding the organization and authority of Seller and Tenant.

                  4.5. No PIP Requirement at Closing. There shall be no PIP requirement imposed by the franchisor in connection with the Closing.

                  4.6. Representations. All representations and warranties made herein by Seller shall be true and correct in all material respects.

                  SECTION 5. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.

         The obligation of Seller to convey the Properties on the Closing Date to Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date, which Purchaser covenants to use commercially reasonable efforts to fulfill:

                  5.1. Purchase Price. Purchaser shall deliver to Seller the Purchase Price, pursuant to Section 3.1.


                  5.2. Closing Documents. Purchaser shall have delivered to
Seller:

                  (a) Duly executed and acknowledged counterparts of the documents described in Section 4.1 (including, without limitation, the Registration Rights Agreement executed by Purchaser, the REIT and the general partner of Purchaser), where applicable;

                  (b) Certified copies of all charter documents, partnership agreements, applicable resolutions and certificates of incumbency with respect to Purchaser and its general partner; and

                  (c) [Intentionally deleted.]

                  5.3. Opinion of Counsel. Seller shall have received a written opinion from counsel to Purchaser, in form and substance reasonably satisfactory to Seller and Purchaser's counsel, regarding the organization and authority of Purchaser and the REIT.

                  5.4. Representations. All representations and warranties made herein by Purchaser shall be true and correct in all material respects.

                  5.5. Amendment to LP Agreement. Purchaser shall have caused Exhibit A of the LP Agreement to be amended so as to add Seller as a limited partner listed thereon.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLER.

         To induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as follows:

                  6.1. Status and Authority of Seller. Seller is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Seller has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

                  6.2. Action of Seller. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller or Tenant on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Seller or Tenant, as the case may be, enforceable against Seller or Tenant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

                  6.3. No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller or of the Lease by Tenant, nor compliance with the terms and provisions hereof or thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller or Tenant is bound, except pursuant to the Lease or this Agreement.

                  6.4. Litigation. Neither Seller nor Tenant has received any written notice of and, to Seller's knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or the Lease or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of the Properties, taken as a whole, (c) will result in or subject the Properties to a material liability, or (d) involves condemnation or eminent domain proceedings against any part of the Properties, which would render such Property a Defective Property.

                  6.5. Existing Leases, Agreements, Etc. Other than any agreements provided to Purchaser prior to the execution of this Agreement and listed on the schedule attached hereto as

Exhibit E, there are no other material agreements affecting the Properties which will be binding on Purchaser subsequent to the Closing Date, which Purchaser cannot terminate.

                  6.6. Utilities, Etc. To Seller's knowledge, all utilities and services necessary for the use and operation of the Properties (including, without limitation, road access, gas, water, electricity and telephone) are available thereto, are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of the Properties and for their respective intended purposes. To Seller's knowledge, no fact, condition or proceeding exists which would result in the termination or material impairment of the furnishing of such utilities to the Properties.

                  6.7. Compliance with Law. To Seller's knowledge, except as set forth on Exhibit D attached hereto, (i) the Properties and the current use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, subdivision, land use, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii) there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof (including liquor license, if required). Except as disclosed to Purchaser, Seller has not received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the current use or zoning of any of the Properties or which would materially adversely modify or realign any adjacent street or highway.

                  6.8. Taxes. To Seller's knowledge, other than the amounts disclosed by tax bills (copies of which have been delivered by Seller to Purchaser prior to the execution of this Agreement), no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to any of the Properties, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent.

                  6.9. Not A Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                  6.10. Hazardous Substances. Except as set forth on Exhibit
D attached hereto or as described in any environmental report delivered to Purchaser (including, without limitation, the environmental site assessments set forth on Exhibit D), to Seller's knowledge, Seller has not stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to Seller's knowledge, except as set forth on Exhibit D attached hereto or as described in any environmental report delivered to Purchaser (including, without limitation, the environmental site assessments set forth on Exhibit D), the Properties are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in the ordinary course of a hotel business in accordance with applicable law.

                  6.11. Insurance. Seller has not received any written notice from any insurance carrier of defects or inadequacies in the Properties which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

                  6.12. Ownership. All Assets, Contracts, FF&E, Intangible Property and Real Property are owned by Seller and are assignable and transferable without the consent of any third party (or, if any such consent is required, such consent shall be obtained no later than the Closing), and there are no capital leases, except as set forth on Exhibit E.

                  The representations and warranties made in this Agreement by Seller shall be deemed remade by Seller as of the Closing Date with the same force and effect as if made on, and as of, such date.

                  Except as otherwise expressly provided in this Agreement or any documents to be delivered to Purchaser at the Closing, Seller disclaims the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the Properties, whether made by Seller, on Seller's behalf or otherwise, including, without limitation, the physical condition of the Properties, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. Without negating the covenants, representations and warranties of Seller under this Agreement, Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to Purchaser at the Closing made by Seller. Without negating the covenants, representations and warranties of Seller under this Agreement, Purchaser further acknowledges that it has not received from or on behalf of Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of this Agreement, Purchaser shall purchase the Properties in their "as is" condition on the Closing Date.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         To induce Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows:

                  7.1. Status and Authority of Purchaser. Purchaser is a Tennessee limited partnership duly organized, validly existing and in trust good standing under the laws of the State of Tennessee, and, prior to the expiration of the Review Period, will have all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Purchaser has duly qualified and is in good standing as a foreign limited partnership in each jurisdiction in which the nature of the business conducted by it requires such qualification.

                  7.2. Action of Purchaser. Prior to the expiration of Review Period, Purchaser will take all necessary action to authorize the execution, delivery and performance of this Agreement and the Lease, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

                  7.3. No Violations of Agreements. Neither the execution, delivery or performance of this Agreement nor the Lease by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

                  7.4. Litigation. No investigation, action or proceeding is pending and, to Purchaser's knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

                  7.5. [Intentionally deleted.]

                  7.6. [Intentionally deleted.]

                  7.7. [Intentionally deleted.]

         The representations and warranties made in this Agreement by Purchaser shall be deemed remade by Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date.

                  SECTION 8. COVENANTS OF SELLER AND PURCHASER.

                  8.1. Covenants of Seller. Seller hereby covenants with Purchaser between the date of this Agreement and the Closing Date as follows:

                  (a). Upon learning of any material change in any condition with respect to any of the Properties or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading in any material respect, promptly to notify Purchaser thereof (Purchaser agreeing, on learning of any such fact or condition, promptly to notify Seller thereof).

                  (b) To continue or cause to continue to operate each of the Properties as an "AmeriSuites" hotel, in a good and businesslike fashion consistent with its past practices and to cause each of the Properties to be maintained in good working order and condition in a manner consistent with its past practice.

                  (c) To provide to Purchaser, promptly upon reasonable request, such unaudited financial and other information and certifications of Seller with respect to the Properties as Purchaser may from time to time reasonably request in order to comply with any applicable securities laws and/or any rules, regulations or requirements of the Securities and Exchange Commission and, if required or requested, to permit Purchaser to incorporate by reference any information included in filings made by Seller with the Securities and Exchange Commission.

                  (d) To deliver to Purchaser the items set forth in Section 4.1 and Section 4.4.

                  8.2. Covenants of Purchaser. Purchaser hereby covenants with Seller on and as of the Closing Date as follows:

                  (a) To deliver to Seller the items set forth in Section 5.2.

                  SECTION 9. CLOSING COSTS AND PRORATIONS.

                  9.1. Closing Costs. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, the costs and expenses of preparing engineering and environment reports, market studies and appraisals, the cost of the Surveys, Title Commitments, zoning reports, UCC financing statement search reports, environmental audits, zoning reports, structural engineering reports, appraisals and the like, whether or not the transactions contemplated hereby are consummated (but subject, however, to the provisions of Section 2.3, with respect to items which Purchaser delivers to Seller at Seller's request). Seller and Purchaser shall each pay 50% of all state and local sales, transfer, excise, value-added or other similar taxes, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment, delivery and leasing (other than any tax imposed in connection with the recording of a memorandum of lease, which amounts shall be paid pursuant to the terms of the applicable Lease) of the Properties.

                  9.2. Income and Expense Allocations. All income and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between the Seller, the Purchaser and Tenant as set forth below. The Seller shall be entitled to all income and responsible for all expenses for the period of time up to but not including the date of Closing, and the Purchaser or Tenant, as applicable, shall be entitled to all income and responsible for all expenses for the period of time from, after and including the date of Closing, with the Purchaser entitled to income and responsible for expenses related to ownership and the Tenant entitled to income and responsible for expenses related to operations. Only adjustments between the Seller and the Purchaser (and not those between the Seller and the Tenant) (with such supporting documentation as the parties hereto may require being attached as exhibits to the settlement statements) and shall increase or decrease (as the case may be) the cash portion of the Purchase Price payable by the Purchaser. All other such adjustments shall be made outside the Closing Settlement Statements between the Purchaser, the Tenant, and the Seller and shall be payable by check or wire directly between such parties. Without limiting the generality of the foregoing, the following items of income and expense shall be allocated at Closing:

                  (a) Real estate and personal property taxes (which shall be prorated between the Seller and the Purchaser).

                  (b) Current and prepaid rents (not including rentals for individual guest hotel rooms), including, without limitation, prepaid room receipts, function receipts and other reservation receipts (all of which items shall be credited to the Tenant).

                  (c) Amounts under the Operating Agreements to be assigned to and assumed by the Tenant (which shall be prorated between the Seller and the Tenant).

                  (d) Utility charges (including but not limited to charges for water, sewer and electricity) (which shall be prorated between the Seller and the Tenant).

                  (e) All prepaid reservations and contracts for rooms confirmed by the Seller prior to the Closing Date for dates after the Closing Date, all of which the Purchaser shall honor (all of which items shall be credited to the Tenant).

         The Tenant shall purchase the Tray Ledger from the Seller for the full actual value thereof, less a deduction for any amounts charged by credit card issuers or clearinghouses. Notwithstanding the foregoing, room revenues for the evening preceding Closing shall be divided equally between the Seller and the Tenant.

         Neither the Purchaser nor the Tenant shall be obligated to collect any accounts receivable or revenues accrued prior to the Closing Date for the Seller, but if the Purchaser or the Tenant collects same, such amounts will be promptly remitted to the Seller in the form received after application of the amount received to any amounts due to Purchaser or Tenant.

         If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills or tax bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by the Seller, the Purchaser or the Tenant with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The Seller shall pay at Closing all special assessments and taxes applicable to the Property due and payable prior to Closing.

                  SECTION 10. DEFAULT.

                  10.1. Default by Seller. If Seller shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Seller shall fail to perform any of the material covenants and agreements contained herein to be performed by Seller and such failure continues for a period of ten (10) days after notice thereof from Purchaser, Purchaser may, (i) sue for specific performance and damages, (ii) sue for damages without specific performance (with or without terminating this Agreement and receiving a refund of the Deposit, and all interest thereon) or
(iii) exercise any other right or remedy at law or in equity; provided, however, that Purchaser shall in no event be entitled to monetary damages in excess of an amount equal to the amount of the Deposit.

                  10.2. Default by Purchaser. If Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from Seller, Seller may, as its sole and exclusive remedy at law and in equity, terminate this Agreement. In the event that Seller shall so terminate this Agreement, the Deposit, together with all interest accrued thereon, shall be retained by Seller, as liquidated damages and not as a penalty, whereupon Purchaser shall, except as expressly provided herein, have no further monetary or nonmonetary obligations hereunder, other than with respect to obligations which expressly survive the termination hereof (which obligations shall not include the obligation to purchase the Properties hereunder).

                  SECTION 11. RIGHT OF FIRST OFFER; COMMITMENT TO SELL.

         The Right of First Offer and Commitment to Sell contained in the Alliance Agreement are hereby ratified and confirmed, and remain in full force and effect.

                  SECTION 12. MISCELLANEOUS.

                  12.1. Agreement to Indemnify. (a) Subject to any express provisions of this Agreement to the contrary, Seller shall indemnify and hold harmless Purchaser from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with any Property or any portion thereof at any time or times prior to the Closing, (y) any liabilities for taxes due from Seller which shall have accrued prior to the Closing in connection with any Property and (z) any failure by Seller to comply with applicable "bulk sale" laws.

                  (b) Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

                  (c) The provisions of this Section 12.1 shall survive the Closing and the termination of this Agreement.

                  12.2. Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby. Seller shall be solely responsible for and shall indemnify and hold harmless Purchaser and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent other than such loss, liability or expense resulting from Purchaser's breach of its representations made in this
Section 12.2. The provisions of this Section 12.2 shall survive the Closing and any termination of this Agreement.

                  12.3. Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except to consultants, advisors, investors, lenders, underwriters and other parties reasonably necessary to consummate the transactions required hereby and as required by law or contractual obligations of such parties to third parties. No party, or its employees shall trade in the securities of any parent or affiliate of Seller or of Purchaser until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof.

                  12.4. Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                  (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                  (c) All such notices shall be addressed,

                  if to Seller to:

                              Prime Hospitality Corp.
                              700 Route 46 East
                              Fairfield, New Jersey  07707-2700
                              Attn:  Mr. David Simon
                              [Telecopier No. (201) 882-8577]

                              and

                              Prime Hospitality Corp.
                              700 Route 46 East
                              Fairfield, New Jersey  07707-2700
                              Attn:  General Counsel
                              [Telecopier No. (201) 882-8577]

                  if to Purchaser, to:

                              Equity Inns Partnership, L.P.
                              4735 Spottswood, Suite 102
                              Memphis, Tennessee  38117
                              Attn:  Mr. Phillip H. McNeill, Sr.
                              [Telecopier No. (901) 761-1485]

                  with a copy to:

                              Hunton & Williams
                              1751 Pinnacle Drive, Suite 1700
                              McLean, VA  22102
                              Attn: Gerald R. Best, Esq.
                              [Telecopier No. (703) 714-7410]

                  (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

                  12.5. Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

                  12.6. Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that, after the Closing, (i) Seller may assign its surviving rights, if any, under this Agreement to Tenant or an Affiliate of Seller, and (ii) Purchaser may assign its right to purchase a First Offer Hotel or an Option Hotel to one or more Affiliates of Purchaser, and Purchaser may assign its rights and obligations hereunder to an Affiliate of Purchaser, provided that Purchaser remain liable for its obligations hereunder. The provisions of this Agreement shall not merge with delivery of the deeds and shall survive Closing. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

                  12.7. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

                  12.8. Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

                  12.9. Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of New York applicable to contracts between residents of the State of New York which are to be performed entirely within the State of New York, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or
(iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of New York; or (vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of New York as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of New York and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

                  12.10. Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

                  12.11. Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

                  12.12. Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  12.13. No Oral Modifications. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

                      [REMAINDER OF THIS PAGE LEFT BLANK.]

                                 SIGNATURE PAGE
                           PURCHASE AND SALE AGREEMENT

                             SELLER:

                             PRIME HOSPITALITY CORP.

                             By:________________________________________________
                             Name:______________________________________________
                             Title: ____________________________________________

                                 SIGNATURE PAGE
                           PURCHASE AND SALE AGREEMENT

                                   PURCHASER:

                                   EQUITY INNS PARTNERSHIP, L.P.

                                   By:  Equity Inns Trust,
                                   its general partner

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                    EXHIBIT A

                                 THE PROPERTIES

                          Equity Inns Partnership, L.P.

                       Purchase of Ten AmeriSuites Hotels

                          from Prime Hospitality Corp.

                                 (Spring, 1998)

            PROPERTY                                 NUMBER OF ROOMS      PRICE
            --------                                 ---------------      -----
 1) Riverchase (Birmingham), Alabama                        128          7,682,190
 2) Kendall (Miami), Florida                                 67         10,549,690
 3) Augusta, Georgia                                        111          4,320,220
 4) Baton Rouge, Louisiana                                  128         10,881,060
 5) BWI (Baltimore), Maryland                               128          9,976,410
 6) Mall of America (Minneapolis), Minnesota                128          9,586,660
 7) Albuquerque, New Mexico                                 128          9,541,320
 8) Las Vegas, Nevada                                       202         19,115,573
 9) Cool Springs (Nashville), Tennessee                     128         11,243,490
10) Wolfchase (Memphis), Tennessee                          128          8,420,020

                                                           1276       $101,316,633
                                                           ====       ============

                                   EXHIBIT B-1

                            Record Legal Description
                                AmeriSuites Hotel
                        Riverchase (Birmingham), Alabama

         The land is in the State of Alabama, County of Jefferson, and is described as follows:

         Parcel I:

         Lot 5, according to the Addition to Galleria Woods, as recorded in Map Book 31 page 3 in the Probate Office of Jefferson County, Alabama, Bessemer Division; being situated in Jefferson County, Alabama.

         Parcel II:

         The beneficial interest in and to the non-exclusive easement for pedestrian and vehicular ingress and egress as set out and described in paragraph 2, page 2, of the "Reciprocal Access Easement Agreement" by and between Brown Trout Investments, Ltd., and Harbert-Equitable Joint Venture, dated December 20, 1996 and recorded as Inst. #9663/1965 in the Probate Office.

                                   EXHIBIT B-2

                            Record Legal Description
                                AmeriSuites Hotel
                            Kendall (Miami), Florida

         The East 1/2 of the East 1/2 of the NW 1/4 of the NW 1/4 of the NW 1/4 Less the North 393.00 feet, lying and being in Section 6, Township 55 South, Range 40 East, Dade County, Florida being more particularly described as follows:

         Commence at the Northwest corner of said Section 6; thence North 87(Degree)44'11" East along the North line of the NW 1/4 of said Section 6 for
501.52 feet; thence South 02(Degree)30'46" East along the West line of said East 1/2, East 1/2, NW 1/4 of NW 1/4 of NW 1/4 of Section 6 for 393.00 feet to the Point of Beginning of the hereinafter described parcel of land; thence continue South 02(Degree)30'46" East along the previously described course for 264.80 feet to the Southwest corner thereof; thence North 87(Degree)38'23" East along the South line of said East 1/2, East 1/2, NW 1/4, NW 1/4, NW 1/4 of Section 6 for 167.77 feet to the Southeast corner thereof; thence North 02(Degree)33'57" West along the East line of said East 1/2, East 1/2, NW 1/4, NW 1/4, NW 1/4, for
264.52 feet to a point on a line being 393.00 feet South of and parallel with said North line of the NW 1/4 of Section 6; thence South 87(Degree)44'11" West along said parallel line for 167.53 feet to the POINT OF BEGINNING;

         together with an Ingress and Egress Easement over and across a portion of the North 393.00 feet of the East 1/2 of the East 1/2 of the NW 1/4 of the NW 1/4 of the NW 1/4 less the North 55.00 feet for right-of-way on North Kendal Drive (NW 88th St.) (SR #94) of Section 6, Township 55 South, Range 40 East, Dade County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Section 6; thence North 87(Degree)44'11" East along the North line of the NW 1/4 of said Section 6 for
501.52 feet; thence South 02(Degree)30'46" East along the West line of said East 1/2, East 1/2, NW 1/4, of the NW 1/4 of the NW 1/4 of Section 6 for 55.00 feet to a point on South right-of-way line of said North Kendal Drive (SW 88th St.) (SR #94); thence North 87(Degree)44'11" East along said South right-of-way line being South of and parallel to the said North line of the NW 1/4 of Section 6 for 17.43 feet to a point on a circular curve whose radius point bears South 41(Degree)40'57" West for 25.00 feet also being the Point of Beginning of the hereinafter described easement; thence Southeasterly and Southwesterly along said 25 foot radius curve leading to the right, through a central angle of 64(Degree)19'03" for an arc of 28.06 feet to a point of tangency; thence South 16(Degree)00'00" West for 40.99 feet to a Point of Curvature; thence Southerly along a 110.00 foot radius curve leading to the left through a central angle of 18(Degree)30'46" for an arc of 35.54 feet to a point of tangency; thence South 2(Degree)-30'-46" East along a line parallel to and 5.00 feet East of the West line of said East 1/2, East 1/2, NW 1/4, NW 1/4, NW 1/4 of Section 6 for 238.29 feet; thence North 87(Degree)44'11" East along a line 338.00 feet South of and parallel to the said South right-of-way line of North Kendal Drive (SW 88th St.) for 25.00 feet; thence North 02(Degree)30'46" West along a line parallel to and
30.00 feet East of the said West line of the East 1/2, East 1/2, NW 1/4, NW 1/4, NW 1/4 of Section 6 for 238.40 feet to a point of curvature; thence Northeasterly along an 85.00 foot radius curve leading to the right through a central angle of 18(Degree)30'46" for an arc of
27.46 feet to a point of tangency; thence North 16(Degree)00'00" East for 65.74 feet to a point of curvature; thence Northeasterly along a 25.00 foot radius curve leading to the right through a central angle of 27(Degree)47'25" for an arc of 12.13 feet to a point on said South right-of-way line of North Kendal Drive (SW 88th St.); thence South 87(Degree)44'11" West along said South right-of-way line for 44.28 feet to the POINT OF BEGINNING.

                                   EXHIBIT B-3

                            Record Legal Description
                                AmeriSuites Hotel
                                Augusta, Georgia

         Parcel One:

         All that tract or parcel of land, situate, lying and being in the 90th G.M. District of Richmond County, Georgia, fronting for a distance of 176.99 feet along Claussen Road and being more particularly described as follows:

         Beginning at the eastern right-of-way of Stevens Creek Road where it intersects with Claussen Road; thence along the right-of-way of Claussen Road in a northeasterly direction 1,846.00 feet to an iron pin being the point of beginning; thence North 47(Degree)48'45" West a distance of 269.31 feet to an iron pin; thence North 42(Degree)11'15" East a distance 74.50 feet to an iron pin; thence North 47(Degree)48'45" West a distance of 130.00 feet to a point; thence North 41(Degree)42'59" East a distance of 355.00 feet to a point; thence South 47(Degree)48'37" East a distance of 104.93 feet to a point; thence South 24(Degree)38'11" West a distance of 247.33 feet to a point; thence South 43(Degree)38'43" East a distance of 233.88 feet to a point on the said right-of-way of Claussen Road; thence along said right-of-way South 45(Degree)35'30" West a distance of 176.99 feet to the point of beginning.

         Parcel Two:

         All that lot or parcel of land, with all improvements thereon, situate, lying and being in Richmond County, Georgia, being 6.752 Acres fronting 30.0 feet on the western right-of-way of I-20 Frontage Road and being further described as follows: BEGINNING at an iron pin set on the western right-of-way of I-20 Frontage Road at a point which marks the southern boundary of property now or formerly of Dorothy Roesel Carpenter and the northern boundary of property of Glynn Land Company; thence North 43(Degree)38'58" West, a distance of 212.96 feet to a point; thence North 24(Degree)38'11" East a distance of
578.39 feet to a point; thence North 63(Degree)52'37" West a distance of 519.74 feet to an iron pin; then South 26(Degree)03'45" West a distance of 577.98 feet to an iron pin; then South 47(Degree)48'45" East a distance of 314.27 feet to a point; thence North 41(Degree)42'59" East a distance of 333.53 feet to a point; thence South 47(Degree)48'37" East a distance of 111.54 feet to a point; thence South 24(Degree)38'11" West a distance of 224.81 feet to a point; thence South 43(Degree)38'43" East a distance of 233.88 feet to a point on the western right-of-way of I-20 Frontage Road; thence northeasterly along said right-of-way a distance of 30.0 feet to the point of beginning.

         LESS AND EXCEPTING from Parcel Two, however, any portion of said property which is contained within the boundary of the property described as Parcel One hereof.

         Parcel Three:

ALL that lot or parcel of land, with any improvements thereon, situate, lying and being in the 1269th G.M. District of Richmond County, Georgia, containing
0.05 acres, as more particularly shown as "Parcel 'A'" on a plat dated April 4, 1984, prepared by George L. Godman, R.L.S. for James R. Childs, Jr. and Kathryn
D. Childs and Decatur Federal Savings and Loan Association, which is recorded in the Office of the Clerk of Superior Court of Richmond County, Georgia, in Realty Reel 182, page 232. Reference is hereby made to said plat for a more complete and accurate description as to the metes, bounds and location of said property.

                                   EXHIBIT B-4

                            Record Legal Description
                                AmeriSuites Hotel
                             Baton Rouge, Louisiana

         Parcel I:

         One (1) certain lot or parcel of ground, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, located in Section 57, Township 7 South, Range 1 East, being designated as TRACT "A-1A-2-1" on a map entitled "Survey Map of the Resubdivision of Tract 'A-1A' of the Original George Paulat Tract into Tracts "A-1A-1', 'A-1A-2', 'A-1A-3', 'A-1A-4', located in Section 57, T-7-S, R-1-E,
G.L.D., East Baton Rouge Parish, Louisiana, for William B. Skillman et al", which map was revised to show the resubdivision of Tract 'A-1A-4' into Tracts 'A-1A-4A', 'A-1A-4B' and 'A-1A-4C', and revised to show the addition of a portion of Tract A-1A-2 to Tract A-1A-3, which revised map is recorded as Original 116, Bundle 9763, official records of East Baton Rouge Parish, Louisiana, the said Tract A-1A-2-1 containing 2.6187 acres and having such measurements and dimensions as shown on the above referenced map.

         Parcel II:

         A non-exclusive servitude for the purpose of ingress, egress, pedestrian and vehicular traffic and parking over and across that portion of the following described property designated as "Common Areas" in that act of Declaration of Servitudes, Covenants and Restrictions dated April 12, 1996, executed by Piccadilly Cafeterias, Inc., which is recorded as Original 855, Bundle 10679 of the official records of East Baton Rouge Parish, Louisiana:

One (1) certain lot or parcel of ground, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, located in Section 57, Township 7 South, Range 1 East, being designated as TRACT "A-1A-3-1" on a map entitled "Survey Map of the Resubdivision of Tract 'A-1A' of the Original George Paulat Tract into Tracts "A-1A-1', 'A-1A-2', 'A-1A-3', 'A-1A-4', located in Section 57, T-7-S, R-1-E, G.L.D., East Baton Rouge Parish, Louisiana, for William B. Skillman et al", which map was revised to show the resubdivision of Tract 'A-1A-4' into Tracts 'A-1A-4A', 'A-1A-4B' and 'A-1A-4C', and revised to show the addition of a portion of Tract A-1A-2 to Tract A-1A-3, which revised map is recorded as Original 116, Bundle 9763, official records of East Baton Rouge Parish, Louisiana, the said Tract A-1A-3-1 having such measurements and dimensions as shown on the above referenced map.

                                   EXHIBIT B-5

                            Record Legal Description
                                AmeriSuites Hotel
                            BWI (Baltimore), Maryland

         All that lot of ground situate in Anne Arundel County, State of Maryland and described as follows:

         BEING KNOWN AND DESIGNATED as Lot No. 5 as shown on plat entitled "Revised Plat of Resubdivision Plat of a Part of Plat 2 Section 2 & Plat 1
Section 1 Airport Square Technology Park", which plat is recorded among the Land Records of Anne Arundel County in Plat Book 100 folio 1 and being more particularly described as follows:

         BEGINNING for the same at a point on the northernmost outline of the
170.2857 acre tract shown on the Boundary Survey Plat of the Frank Bray Cromwell Property, dated January 24, 1973, and prepared by Matz, Childs & Associates, said point being located South 78 degrees 22 minutes 50 seconds East 47.99 feet from the northwest corner of said tract, running thence and binding on part of said outline (1) South 78 degrees 22 minutes 50 seconds East 550.38 feet to the west side of Aero Drive, thence binding thereon two courses: (2) South 11 degrees 37 minutes 10 seconds West 404.00 feet and (3) southwesterly by a curve to the right with a radius of 70.00 feet for a distance of 109.96 feet, the chord of said arc being South 56 degrees 37 minutes 10 seconds West 98.99 feet to the north side of International Drive, thence binding thereon four courses:
(4) North 76 degrees 44 minutes 38 seconds West 175.07 feet (5) North 78 degrees 22 minutes 50 seconds West 163.13 feet (6) westerly by a curve to the right with a radius of 554.00 feet for a distance of 44.14 feet, the chord of said arc being North 76 degrees 05 minutes 53 seconds West 44.13 feet and (7) northwesterly by a curve to the right with a radius of 145.00 feet for a distance of 159.00 feet, the chord of said arc being North 42 degrees 24 minutes 03 seconds West 151.16 feet to the east side of Nursery Road, thence binding thereon at the distance of 75.00 feet from the centerline of Nursery Road as established by Greenhorne & O'Mara, Inc. two courses: (8) North 17 degrees 51 minutes 57 seconds East 79.38 feet and (9) northerly by a curve to the left with a radius of 2621.48 feet for a distance of 300.09 feet, the chord of said arc being North 14 degrees 35 minutes 11 seconds East 299.93 feet to the place of beginning.

         Containing 5.9595 acres of land, more or less.

         Subject to revertible easements for supporting slopes along Aero Road, International Drive, and Nursery Road.

         BEING the same lot of ground which by Deed dated August 26, 1988 and recorded among the Land Records of Anne Arundel County in Liber 4684 folio 267 was granted and intended to be conveyed to American Motor Inns, Incorporated.

         BY Certificate of Merger dated October 8, 1992 and filed with the Maryland State Department of Assessments and Taxation (a copy of which is recorded among the Land Records of Anne Arundel County in Liber 5961 folio 820), American Motor Inns, Incorporated merged into and became known as Prime Hospitality Corp.

         BEING ALSO the same lot of ground which by Confirmatory Deed dated ________________, 1995 and recorded among the Land Records of Anne Arundel County in Liber __________ folio ___________, was granted and conveyed by Interchange Properties to Prime Hospitality Corp.

                                   EXHIBIT B-6

                            Record Legal Description
                                AmeriSuites Hotel
                    Mall of Americas, Minneapolis, Minnesota

Lot 1, Block 1, Viking Drive West 2nd Addition, according to the recorded plat thereof, and situate in Hennepin County, Minnesota, together with the appurtenant easement(s) contained in Document No. 5368640 and Document No. 6608210.

                                   EXHIBIT B-7

                            Record Legal Description
                                AmeriSuites Hotel
                             Albuquerque, New Mexico

         All that parcel of land, together with all improvements thereon and appurtenances thereto, lying in the City of Albuquerque, County of Bernalillo, New Mexico, such parcel of land is more particularly described as follows:

         Tract lettered B-1 of LA MESA MEDICAL CENTER, Albuquerque, New Mexico as the same is shown and designated on the plat thereof filed in the Office of the County Clerk of Bernalillo County, New Mexico on July 15, 1996 in Map Book 96C, folio 314.

                                   EXHIBIT B-8

                            Record Legal Description
                                AmeriSuites Hotel
                                Las Vegas, Nevada

         Situate in the County of Clark, State of Nevada, described as follows:

         That portion of the Southwest Quarter (SW 1/4) of Section 22, Township 21 South, Range 61 East, M.D.B. & M., described as follows:

Parcel One (1) of the certain Parcel Map on file in File 89, Page 1, in the Office of the County Recorder of Clark County, Nevada and recorded May 19, 1997 in Book 970519 of Official Records as Document No. 01053.

                                   EXHIBIT B-9

                            Record Legal Description
                                AmeriSuites Hotel
                       Cool Springs (Nashville), Tennessee

         The land situated in the County of Williamson, State of Tennessee, and is described as follows:

         Land in Williamson County, Tennessee, being Lot No. 353 on the Final Plat of Cool Springs East Subdivision, Section Ten, of record in Plat Book 23, page 127, Register's Office for Williamson County, Tennessee.

Being the same property conveyed to Prime Hospitality Corp. by deed from Cool Springs Real Estate Associates, L.P. of record in Book 1456, page 68 in Register's Office for Williamson County, Tennessee.

                                  EXHIBIT B-10

                            Record Legal Description
                                AmeriSuites Hotel
                         Wolfchase (Memphis), Tennessee

         Commencing at a point on the west line of Germantown Parkway (right-of-way varies) +2,073.01 feet south of the south line of U.S. Highway 64; thence S 43(Degree) 37' 35" W a distance of 258.12 feet to a point; thence S 08(Degree) 07' 05" W a distance of 257.51 feet to a point; thence S 27(Degree) 51' 03" W a distance of 147.39 feet to a point; thence S 49(Degree) 06' 37" W a distance of 325.61 feet to a point; thence S 48(Degree) 59' 58" W a distance of
9.56 feet to a point; thence S 58(Degree)13' 30" W a distance of 0.30 feet to a point; thence along a 653.11 foot radius curve to the left an arc distance of
449.74 feet (chord S 38(Degree) 29' 51" W, 440.91 feet) to a point; thence along a 582.50 foot radius curve to the left an arc distance of 248.13 feet (chord N 85(Degree)52' 23" W, 246.26 feet) to a point of compound curvature; thence along a 417.50 foot radius curve to the left an arc distance of 195.24 feet (chord S 68(Degree) 31' 35" W, 193.47 feet) to the POINT OF BEGINNING; thence continuing along a 417.50 foot radius curve to the left an arc distance of 123.63 feet (chord S 46(Degree) 38' 46" W, 123.18 feet) to a point; thence N 45(Degree) 19' 14" W a distance of 565.74 feet to a point; thence S 90(Degree) 00' 00" E a distance of 438.85 feet to a point; thence S 00(Degree) 00' 00" W a distance of
180.92 feet to a point of curvature; thence along a 168.00 foot radius curve to the left an arc distance of 95.00 feet (chord S 16(Degree) 11' 59" E, 93.74 feet) to a point of tangency; thence S 32(Degree) 23' 58" E a distance of 50.09 feet to the point of beginning

         Together with rights for access, ingress and egress in that Construction, Operation and Reciprocal Easement Agreement by and between Home Depot U.S.A., Inc., and Faison-Memphis Limited Partnership, for The Commons Shopping Center, being of record at Instrument No. FS 5933, in the Register's Office of Shelby County, Tennessee.

         Together with easement rights in and to that certain Reciprocal Access Easement by and between Volunteer '91 Limited Partnership, a Texas limited partnership, Kraft Food Ingredients Company, and St. Louis Investment Properties, Inc., a Missouri corporation, and Faison-Memphis Limited Partnership, a North Carolina limited partnership, recorded at Document No. FP 2012, in the Register's Office of Shelby County, Tennessee.

Together with rights for access, ingress and egress across the L & G Development property as more particularly described in that certain Reciprocal Access Easement Agreement dated December 5, 1995, by and between L & G Development, LLC, Dayton Hudson Corporation, Anthony Giacosa, Charles Giacosa, and Faison Capital Development, Inc., recorded December 5, 1995, at Document No. FM 5344, and rerecorded on December 6, 1995, at Document No. FM 5852, both recordings in the Register's Office of Shelby County, Tennessee.

                                    EXHIBIT C

                                  FORM OF LEASE

    Exhibit C to the Alliance Agreement is incorporated hereto as Exhibit C.

                                    EXHIBIT D

               EXCEPTIONS TO SELLER REPRESENTATIONS AND WARRANTIES

                                      None

                                    EXHIBIT E

                             SCHEDULE OF AGREEMENTS

                       RIVERCHASE (BIRMINGHAM) AMERISUITES

                              OPERATING AGREEMENTS

         LODGENET ENTERTAINMENT CORPORATION - Lodgenet Guest Pay Agreement.
Dated: 8/14/97. Term: 7 years

         LODGENET ENTERTAINMENT CORPORATION - PrimeStar Free to Guest Agreement.
Dated: 8/14/97. Term: 7 years

         MITA COPYSTAR AMERICA - Purchase Order Lease of (2) Copiers. Dated:
5/13/97. Term: 39 months.

         OUTDOOR COMMUNICATIONS INC. - Painted Display Contract. Dated: 3/16/98.
Term: 12 months.

                           KENDALL (MIAMI) AMERISUITES

                              OPERATING AGREEMENTS

         MITA COPYSTAR AMERICA - Purchase Order Lease of (2) Copiers. Dated:
11/22/95. Term: 39 months.

         MOWREY ELEVATOR SERVICE, INC. - Full Maintenance Elevator Service Policy. Dated: 10/1/96. Term: 5 years. Cancelable upon 30 days written notice.

         ON COMMAND VIDEO CORPORATION - Video Service Agreement. Dated: 1/29/96.
Term: 7 years.

                               AUGUSTA AMERISUITES

                              OPERATING AGREEMENTS

         ON COMMAND VIDEO CORPORATION - Master System Agreement. Dated: 11/2/95.
Term: 7 years.

         UNITED STATES ELEVATOR CORPORATION - Elevator Maintenance Agreement. Dated 12/20/90. Term: 5 years with automatic renewals.

         MITA COPYSTAR AMERICA - Purchase Order Lease of (2) Copiers. Dated:
3/29/96. Term: 39 months.

         LAMAR TRANSIT ADVERTISING - Shelter Contract. Dated: 10/1/97. Term: 12 months.

         FRIDEN NEOPOST - Purchase Order Lease of Postage Equipment. Dated:
12/21/95. Term: 39 months.

                             BATON ROUGE AMERISUITES

                              OPERATING AGREEMENTS

         MITA COPYSTAR AMERICA - Purchase Order Lease of (2) Copiers. Dated 9/19/96. Term: 39 months.

         SCHINDLER ELEVATOR CORPORATION - Preventive Maintenance Agreement.
Dated: 12/31/97. Term: 1 year with automatic 1 year renewals.

         WBRZ-TV CHANNEL 2 - License Agreement. Dated 11/1/97. Term: 2 years.

                           BWI (BALTIMORE) AMERISUITES

                              OPERATING AGREEMENTS

         ON COMMAND VIDEO CORPORATION - Master System Agreement. Dated: 11/2/95.
Term: 7 years with automatic renewals.

         ACKERLEY AIRPORT ADVERTISING - Outdoor sign agreement. Dated: 10/1/97.
Term: 12 months.

         MITA COPYSTAR AMERICA - Purchase Order Lease of (2) Copiers. Dated:
4/3/96. Term: 39 months.

            MALL OF AMERICA (EDEN PRAIRIE) (MINNEAPOLIS) AMERISUITES

                              OPERATING AGREEMENTS

         MITA COPYSTAR AMERICA - Purchase Order Lease of (2) Copiers. Dated:
9/19/96. Term: 39 months.

         ON COMMAND VIDEO CORPORATION - Master System Agreement (Exhibit B).
Dated: 12/29/95. Term: 7 years.

                              LAS VEGAS AMERISUITES

                              OPERATING AGREEMENTS

         MITA COPYSTAR AMERICA - Lease of (2) copiers. Dated: 9/9/97. Term: 39 months.

         FRIDEN NEOPOST - Lease of Postage Equipment. Dated 2/18/98. Term: 39 months.

         LODGENET ENTERTAINMENT CORPORATION - Guest Pay Agreement. Dated:
8/6/97. Term: 7 years.

                      COOL SPRINGS (NASHVILLE) AMERISUITES

                              OPERATING AGREEMENTS

         LODGENET ENTERTAINMENT CORPORATION - PrimeStar Free to Guests TV Service. Dated: 7/14/97. Term: 7 years.

         LODGENET ENTERTAINMENT CORPORATION - Guest Pay Agreement. Dated:
7/14/97. Term: 7 years.

         MITA COPYSTAR AMERICA - Purchase Order Lease of (2) Copiers. Dated:
3/6/97. Term: 39 months.

         PITNEY BOWES CREDIT CORPORATION - Quarterly Invoice for Lease of Postage Equipment. Commencement Date: 7/10/97. Term: 51 months.

         FRYE ADVERTISING SERVICES CO. - Advertising Display Contract. Dated:
2/1/98. Term: 12 months.

                       ALBUQUERQUE, NEW MEXICO AMERISUITES

                              OPERATING AGREEMENTS

         [To be prepared by the Seller and approved by the Purchaser prior to the expiration of the Review Period.]

                         WOLFCHASE (MEMPHIS) AMERISUITES

                              OPERATING AGREEMENTS

         SCHINDLER ELEVATOR CORPORATION - Preventive Maintenance Agreement.
Dated: 1/7/98. Term: 1 year with 1 year automatic renewals.

         FRIDEN NEOPOST - Purchase Order - Rental of Postage Meter. Dated:
1/20/97. Term: Ongoing.

         TANNER-PECK OUTDOOR ADVERTISING - Painted Bulletin Order. Dated:
11/4/96. Term: 3 years.

         MITA COPYSTAR AMERICA - Purchase Order Lease of (2) Copiers. Dated:
9/17/96. Term: 39 months.

         ON COMMAND VIDEO CORPORATION - Master System Agreement (Exhibit B).
Dated: 12/29/95. Term: 7 years.

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

         This Amendment to Purchase and Sale Agreement, dated as of May ___, 1998, between PRIME HOSPITALITY CORP., a Delaware corporation ("Seller"), and EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("Purchaser"), recites and provides as follows:

                                    RECITALS

         A. By Purchase and Sale Agreement dated as of April __, 1998 ( the "Original Agreement"), the Seller agreed to sell and the Purchaser agreed to purchase a portfolio of ten AmeriSuites Hotels (collectively, the "Hotels") and related property rights (collectively, the "Properties"), more particularly described in the Original Agreement.

         B. The Seller and the Purchaser desire to amend the Original Agreement on the terms and conditions set forth herein.

                                    AMENDMENT

         NOW, THEREFORE, for and in consideration of the mutual provisions of this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. All of the capitalized terms used in this Amendment shall have the same meaning as set forth in the Existing Agreement unless otherwise defined in this Amendment.

         2. Substitute Hotels. The original Agreement is hereby partially terminated as to this Hotel located in Primacy (Memphis), Tennessee (the "Terminated Hotel"). The Seller agrees to sell and the Purchaser agrees to purchase the AmeriSuites hotel located in _______________, as more particularly described in Exhibit B attached hereto (the "Substitute Hotel"), which shall be deemed a Hotel under the Original Agreement substituted in lieu of the Terminated Hotel. The Purchase Price is amended to $____________________, with the Allocable Purchase Price attributable to the Substitute Hotel equality $__________________, and with Exhibit A to the Original Agreement being deleted and Exhibit A attached hereto being substituted in lieu thereof. The list of Contracts applicable to the Substitute Hotel is attached hereto as Exhibit E. The purchase and sale of the Substitute Hotel shall be governed by the terms and conditions of the Original Agreement, provided, however, that the Review Period for the Substitute Property only shall expire on the date one day prior to the Closing Date.

         3. Ratification. Except to the extent amended by this Amendment, the Seller and the Purchaser ratify and confirm the Existing Agreement, which remains in full force and effect.

         4. Integration. This Amendment constitutes the entire agreement between the parties with respect to the modification of the Existing Agreement. There are no promises, agreements, conditions, undertakings, understandings, or covenants, oral or written, express or implied, between the parties with respect to the modification of the Existing Agreement, or the transactions described in the Existing Agreement, other than as set forth in this Amendment.

         5. Successors and Assigns. All the terms and conditions of this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted heirs, successors and assigns.

         6. Counterparts. To facilitate execution, this Amendment shall be executed in as many counterparts as may be required.

                                 SIGNATURE PAGE
                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

                                    PRIME HOSPITALITY CORP.

                                    By: _______________________________
                                    Name:______________________________
                                    Title:_____________________________

                                 SIGNATURE PAGE
                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

                                   EQUITY INNS PARTNERSHIP, L.P., a
                                   Tennessee limited partnership

                                   By:       Equity Inns Trust, a Maryland
                                             real estate investment trust, its
                                             general partner

                                   By: _______________________________
                                   Name:______________________________
                                   Title:_____________________________

                          EQUITY INNS PARTNERSHIP, L.P.
                              c/o EQUITY INNS, INC.
                                    Suite 102
                             4735 Spottswood Avenue
                            Memphis, Tennessee 38117

                                  May 27, 1998

BY FACSIMILE
973/882-1787

Prime Hospitality Corp.
700 Route 46 East
Fairfield, New Jersey  07004
Attention:        Joseph Bernadino, Esquire

              EQUITY INNS PARTNERSHIP, L.P./PRIME HOSPITALITY CORP.
             SALE-LEASEBACK OF TEN AMERISUITES HOTELS, SPRING, 1998

Gentlemen:

         This letter is with respect to the Agreement of Purchase and Sale dated as of April 30, 1998 (the "Agreement") between Prime Hospitality Corp., as seller, and the undersigned Equity Inns Partnership, L.P., as purchaser. This letter hereby amends the Agreement to provide that the "Review Period" (as defined in the Agreement) shall not expire until 5:00 p.m., eastern, on June 15, 1998.

                                   Very truly yours,

                                   EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership

                                   By: Equity Inns Trust, a Maryland real estate
                                       investment trust, general partner

                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________

Prime Hospitality Corp.
August 13, 1998
Page 2


SEEN AND AGREED:

PRIME HOSPITALITY CORP.

By:  ______________________________
Name:_____________________________
Title:______________________________